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                                      EXHIBIT 5


                     CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                             1125 SOUTH 103RD, SUITE 720
                                  OMAHA, NE.  68124



                           November 24, 1997



Mr. Douglas M. Grant
President and Chief Operating Officer
Isco, Inc.
4700 Superior Street
Lincoln, NE.  68504-1398

    Re:  Registration Statement on Form S-3

Dear Mr. Grant:

    We have acted as legal counsel for Isco, Inc., a Nebraska corporation, (the "Company") in connection with the Company's preparation of the above-referenced Registration Statement on Form S-3 (the "Form S-3") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") and the prospectus (the "Prospectus"). The Form S-3 and the Prospectus relate to the registration by the Company of 318,853 shares of Common Stock (the "Shares") owned by John M. Klebba, David W. Benbow, Douglas E. Walliser, Cletus A. Kolb, Kenneth L. Hultman, Dennis E. Gunderson, Garry G. Southard, Neal B. Gronlie, A. Geary Foulk and Carol H. Lucas.

    In connection herewith, we have examined: (i) the Form S-3 and the Prospectus; (ii) the Articles of Incorporation, as amended, and the Bylaws as amended, of the Company; (iii) the corporate minutes and proceedings of the Company applicable to filing of the Form S-3; (iv) such other proceedings, documents and records as we deem necessary or appropriate for the purpose of making this opinion. In making such examinations, we have assumed the genuineness of all signatures on all documents and conformed originals to all copies submitted to us as conformed or photocopies.

In addition to such examination, we have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion. However, as to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers, directors, or representatives of the Company or others.

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November 24, 1997
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    Based upon the foregoing, we are of the opinion that: (i) the Company has been legally incorporated and is validly existing under the laws of the state of Nebraska; and (ii) the Shares have been validly issued, and are fully paid and non-assessable shares of Common Stock of the Company.

    We hereby consent to the filing of this opinion as an exhibit to the Form S-3 and to any references to our firm in the Prospectus. In giving this consent we do not admit that we have come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

                                  Very truly yours,


                                  CLINE, WILLIAMS, WRIGHT,
                                     JOHNSON & OLDFATHER

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